SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2009

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (973) 827-2914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offciers; Compensatory Arrangements of Certain Officers.

(e) On July 15, 2009, the Registrant and Sussex Bank, a New Jersey chartered commercial bank and a wholly-owned subsidiary of the Registrant (the “Bank”), entered into a new  Employment Agreement (the “Agreement”) with Donald L. Kovach, the Registrant’s  Chairman and Chief Executive Officer. The Agreement replaces the existing employment agreement among the Registrant, the Bank and Kovach, which was scheduled to expire on August 31, 2009. Under the Agreement,  Mr. Kovach will continue to  serve as the Chairman, President and Chief Executive Officer of the Registrant and the Chairman and Chief Executive Officer of the Bank.  The terms of the Agreement are substantially similar to the those of the existing employment agreement. The Agreement will have  a term ending on August 31, 2012. In addition, Mr. Kovach’s base salary will be  $266,292 per year, subject to annual review by the Board of Directors

Item. 9.01           Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement of Mr. Donald L. Kovach dated as of July 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: July 15, 2009	By:	/s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and Chief Financial Officer